EXHIBIT 99.1
Yext Announces Fourth Quarter and Fiscal Year 2026 Results
–Q4 Revenue of $112.0 million and FY26 Revenue of $446.6 million
–Q4 Net Income Per Share, basic, of $0.03 or non-GAAP Net Income Per Share of $0.15
–FY26 Net Income Per Share, basic, of $0.31 or non-GAAP Net Income Per Share of $0.56
–Q4 Adjusted EBITDA of $29.0 million, resulting in an Adjusted EBITDA margin of 26%
–FY26 Adjusted EBITDA of $107.3 million, resulting in an Adjusted EBITDA margin of 24%
–ARR of $444.3 million
–Recently launched tender offer to repurchase up to $140.0 million of common stock

NEW YORK -- (BUSINESS WIRE) — March 9, 2026 — Yext, Inc. (NYSE: YEXT), the leading digital presence platform for multi-location brands, today announced its results for the three months ended January 31, 2026, or Yext's fourth quarter, and the fiscal year ended January 31, 2026.

For more detailed information on Yext's operating and financial results for the fourth quarter and fiscal year ended January 31, 2026, please refer to the Letter to Shareholders, which can be found on the Yext Investor Relations website at https://investors.yext.com.
“Fiscal year 2026 was a year of significant operational achievement for Yext, highlighted by the generation of $107.3 million in Adjusted EBITDA and a continued expansion of our free cash flow,” said Michael Walrath, Yext Chairman and CEO. "With the strong traction of our Scout launch, we are defining a new category of agentic marketing. By moving beyond simple insights to deliver automated, agent-driven optimizations across the leading AI engines and search platforms, we are making our customers' brands the ones that engines trust and consumers choose. We have never been more confident in our ability to turn this fragmented AI landscape into a powerful growth tailwind and deliver durable, long-term value for our shareholders."

Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.
About Yext
Yext is the leading digital presence platform for multi-location brands, with thousands of customers worldwide. With one central platform, brands can seamlessly deliver consistent, accurate, and engaging experiences and meaningfully connect with customers anywhere in the digital world. Yext’s AI and machine learning technology powers the knowledge behind every customer engagement, automates workflows at scale, and delivers actionable cross-channel insights that enable data-driven decisions. From SEO and websites to social media and reputation management, Yext enables brands to turn their digital presence into a differentiator. To learn more about Yext, visit Yext.com or find us on LinkedIn and X.

Statement Regarding Forward-Looking Statements
This release and the related shareholder letter includes "forward-looking statements" including, without limitation, statements regarding Yext's expectations, beliefs, intentions, or strategies regarding the future, Yext's expectations regarding its capital allocation strategy, including Yext's ongoing self-tender offer and the effects thereof, Yext's expected financial performance, and statements regarding expectations regarding the growth of the company, Yext's market opportunity, product roadmap, cost saving and efficiency actions, and Yext's industry, including search fragmentation and AI trends. You can identify forward-looking statements by the use of terminology such as "believe", "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. These statements are based upon current beliefs and are subject to many risks and uncertainties that could cause actual results to differ materially from these statements. The following factors, among others, could cause or contribute to such differences: Yext's ability to consummate its tender offer and the success thereof, including the effects of the increases in costs of capital relative to Yext's share price; Yext's ability to renew and expand subscriptions with existing customers, especially enterprise customers, and attract new customers generally; Yext's ability to successfully expand and compete in new geographies and industry verticals; the quality of Yext's sales pipeline and ability to convert leads; Yext's ability to expand its service and application provider network; Yext's ability to

EXHIBIT 99.1
develop or acquire new product and platform offerings to expand its market opportunity; Yext's ability to release new products and updates that are adopted by its customers; weakened or changing global economic conditions, downturns, or uncertainty, including higher inflation, higher interest rates, and fluctuations or volatility in capital markets or foreign currency exchange rates; and the accuracy of the assumptions and estimates underlying Yext's financial projections. Moreover, Yext operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for Yext to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. Yext cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. All written and oral forward-looking statements attributable to Yext, or persons acting on Yext's behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in Yext's SEC filings and public communications, including, without limitation, in the sections titled, “Special Note Regarding Forward Looking Statements” and “Risk Factors” in Yext's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. All forward-looking statements are based on information available to Yext on the date hereof, and Yext assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this release and the accompanying tables include non-GAAP net income (loss), non-GAAP net income (loss) per share, and non-GAAP net income (loss) as a percentage of revenue, which are referred to as non-GAAP financial measures.
These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expense, acquisition-related costs, amortization of acquired intangibles, asset impairments, strategic transaction costs, and payroll tax contingencies. Acquisition-related costs include transaction and related costs, subsequent fair value movements in contingent consideration, and compensation arrangements. Strategic transaction costs relate to third-party costs incurred in connection with Michael Walrath’s, Yext’s Chief Executive Officer and Chairman on the Board of Directors, non-binding proposal to acquire all outstanding shares. Payroll tax contingencies are related to a state payroll withholding tax audit expected to be settled in the first half of fiscal 2027 that are not expected to recur. Non-GAAP net income (loss) as a percentage of revenue is calculated by dividing the applicable non-GAAP financial measure by revenue. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by weighted average shares outstanding and non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by weighted average diluted shares outstanding, which includes the potentially dilutive effect of shares using the treasury stock method or the if-converted method depending on the arrangement.
Beginning in fiscal year 2026, we utilized a projected tax rate of 23.5% in our computation of the non-GAAP income tax provision which was subsequently updated to 25.5% in the second quarter of fiscal 2026. This compares to a projected tax rate of 25% in fiscal year 2025. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP net income (loss) as a percentage of revenue, we believe this non-GAAP financial measure is useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense, acquisition-related costs, amortization of acquired intangibles, asset impairments, strategic acquisition costs, and payroll tax contingencies. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies

EXHIBIT 99.1
in our industry, as these metrics eliminate the effects of the aforementioned items, which may vary for reasons unrelated to overall operating performance.
We also discuss Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP financial measures that we believe offer a useful view of overall operations used to assess the performance of core business operations and for planning purposes. We define Adjusted EBITDA as GAAP net income (loss) before (1) interest income (expense), net, (2) (provision for) benefit from income taxes, (3) depreciation and amortization, (4) other income (expense), net, (5) stock-based compensation expense, (6) acquisition-related costs, (7) asset impairments, (8) strategic transaction costs, and (9) payroll tax contingencies. The most directly comparable GAAP financial measure to Adjusted EBITDA is GAAP net income (loss). Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to GAAP net income (loss) as a measure of operating performance. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue.
We also present free cash flow, which is a non-GAAP measure defined as net cash provided by (used in) operating activities, less cash used for purchases of capital expenditures, inclusive of capitalized software development costs. Free cash flow margin is calculated as free cash flow divided by total revenue. We believe this is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation, certain acquisition-related costs, asset impairments, strategic acquisition costs, and payroll tax contingencies. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measure. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net income (loss) and non-GAAP net income (loss) per share in conjunction with GAAP net income (loss) and net income (loss) per share.
Recent Changes in Non-GAAP Metrics
During the fiscal year ended January 31, 2026, we revised our definitions of non-GAAP net income (loss) and Adjusted EBITDA to include adjustments for asset impairment charges associated with subleasing floors of our corporate offices, strategic transaction costs related to third-party costs incurred in connection with Michael Walrath’s, Yext’s Chief Executive Officer and Chairman on the Board of Directors, non-binding proposal to acquire all outstanding shares, and payroll tax contingencies related to a non-recurring state payroll withholding tax audit. We believe these changes provide investors with a view of continuing core operations without the effects of these items, which may vary for reasons unrelated to overall operating performance.
We have recast our results on the same basis for the prior comparative periods presented, although the effects in those periods remain unchanged as no strategic transaction costs, asset impairments, or payroll tax contingencies occurred.
Operating Metrics
This release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.

EXHIBIT 99.1
ARR is defined as the annualized recurring amount of all contracts executed as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription, and where relevant, includes the annualized contractual minimum commitment and amounts related to usage above the contractual minimum commitment. We calculate usage by annualizing monthly amounts in excess of contractual minimum commitments in the current month. Contracts include portions of professional services contracts that are recurring in nature.
ARR is independent of historical revenue, unearned revenue, remaining performance obligations or any other GAAP financial measure over any period. It should be considered in addition to, not as a substitute for, nor superior to or in isolation from, these measures and other measures prepared in accordance with GAAP. We believe ARR-based metrics provide insight into the performance of our recurring revenue business model while mitigating fluctuations in billing and contract terms.

For Further Information Contact:
Investor Relations:
IR@yext.com

Public Relations:
PR@yext.com

EXHIBIT 99.1
YEXT, INC.
Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	January 31, 2026	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$154,123	$123,133
Restricted cash, current	1,500	9,671
Accounts receivable, net of allowances of $2,345 and $2,014, respectively	120,637	112,942
Prepaid expenses and other current assets	21,253	18,094
Costs to obtain revenue contracts, current	20,291	21,961
Total current assets	317,804	285,801
Property and equipment, net	30,088	39,689
Operating lease right-of-use assets	50,908	67,452
Restricted cash, non-current	13,551	5,850
Costs to obtain revenue contracts, non-current	10,663	11,145
Goodwill	110,801	96,782
Intangible assets, net	85,133	94,247
Other long term assets	2,828	9,112
Total assets	$621,776	$610,078
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$52,528	$70,022
Unearned revenue, current	217,465	229,144
Operating lease liabilities, current	18,590	18,604
Contingent consideration, current	8,200	26,944
Total current liabilities	296,783	344,714
Operating lease liabilities, non-current	61,915	76,809
Long term debt, net	97,959	—
Contingent consideration, non-current	—	18,056
Other long term liabilities	5,698	17,306
Total liabilities	462,355	456,885
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at January 31, 2026 and January 31, 2025; zero shares issued and outstanding at January 31, 2026 and January 31, 2025	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at January 31, 2026 and January 31, 2025; 158,368,658 and 153,017,243 shares issued at January 31, 2026 and January 31, 2025, respectively; 122,933,027 and 126,999,461 shares outstanding at January 31, 2026 and January 31, 2025, respectively	158	153
Additional paid-in capital	1,027,900	996,477
Accumulated other comprehensive loss	(1,569)	(5,969)
Accumulated deficit	(669,249)	(707,120)
Treasury stock, at cost	(197,819)	(130,348)
Total stockholders’ equity	159,421	153,193
Total liabilities and stockholders’ equity	$621,776	$610,078

EXHIBIT 99.1
YEXT, INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except share and per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2026	2025	2026	2025
Revenue	$112,005	$113,091	$446,579	$420,957
Cost of revenue	29,701	26,278	114,068	96,364
Gross profit	82,304	86,813	332,511	324,593
Operating expenses:
Sales and marketing	32,451	45,901	134,765	174,779
Research and development	22,011	20,492	89,874	77,201
General and administrative	21,866	29,508	63,323	105,061
Total operating expenses	76,328	95,901	287,962	357,041
Income (loss) from operations	5,976	(9,088)	44,549	(32,448)
Interest income	889	524	3,856	6,102
Interest expense	(2,297)	(229)	(7,575)	(967)
Other expense, net	(398)	(348)	(704)	(745)
Income (loss) from operations before income taxes	4,170	(9,141)	40,126	(28,058)
Benefit from (provision for) income taxes	44	1,866	(2,255)	110
Net income (loss)	$4,214	$(7,275)	$37,871	$(27,948)

Net income (loss) per share attributable to common stockholders, basic	$0.03	$(0.06)	$0.31	$(0.22)
Net income (loss) per share attributable to common stockholders, diluted	$0.01	$(0.06)	$0.07	$(0.22)
Weighted-average number of shares used in computing net income (loss) per share attributable to common stockholders, basic	122,666,158	127,394,090	123,563,958	126,850,809
Weighted-average number of shares used in computing net income (loss) per share attributable to common stockholders, diluted	128,757,868	127,394,090	129,912,882	126,850,809

Other comprehensive income (loss):
Foreign currency translation adjustment	$797	$(1,468)	$4,409	$(1,792)
Unrealized (loss) gain on marketable securities, net	(10)	—	(9)	6
Total comprehensive income (loss)	$5,001	$(8,743)	$42,271	$(29,734)

EXHIBIT 99.1
YEXT, INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Fiscal year ended January 31,
	2026	2025
Operating activities:
Net income (loss)	$37,871	$(27,948)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	26,986	18,531
Impairment of long-lived assets	8,552	—
Bad debt expense	3,078	1,665
Stock-based compensation expense	48,711	51,780
Amortization of operating lease right-of-use assets	9,420	8,729
Adjustments to contingent consideration	(28,600)	5,500
Other, net	714	(2,597)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(8,315)	(1,122)
Prepaid expenses and other current assets	(5,246)	(397)
Costs to obtain revenue contracts	3,049	10,048
Other long term assets	6,528	351
Accounts payable, accrued expenses and other current liabilities	(4,866)	17,037
Unearned revenue	(15,689)	(20,464)
Operating lease liabilities	(14,327)	(11,095)
Other long term liabilities	(12,019)	193
Net cash provided by operating activities	55,847	50,211
Investing activities:
Capital expenditures	(2,557)	(2,085)
Cash paid in acquisitions, net of cash acquired	(18,801)	(89,407)
Net cash used in investing activities	(21,358)	(91,492)
Financing activities:
Proceeds from exercise of stock options	2,154	1,290
Proceeds from debt issuance	99,000	—
Repurchase of common stock	(67,431)	(17,907)
Payments for taxes related to net share settlement of stock-based compensation awards	(22,974)	(10,826)
Payments of deferred financing costs	(1,118)	(853)
Deferred acquisition payments	(22,009)	(3,542)
Proceeds, net from employee stock purchase plan withholdings	2,855	3,297
Net cash used in financing activities	(9,523)	(28,541)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	5,554	(1,708)
Net increase (decrease) in cash, cash equivalents and restricted cash	30,520	(71,530)
Cash, cash equivalents and restricted cash at beginning of period	138,654	210,184
Cash, cash equivalents and restricted cash at end of period	$169,174	$138,654
Supplemental reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets:

	Fiscal year ended January 31,
(in thousands)	2026	2025
Cash and cash equivalents	$154,123	$123,133
Restricted cash, current and non-current	15,051	15,521
Total cash, cash equivalents and restricted cash	$169,174	$138,654

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2026	2025	2026	2025
GAAP net income (loss) to Adjusted EBITDA:
GAAP net income (loss)	$4,214	$(7,275)	$37,871	$(27,948)
Interest expense (income), net	1,408	(295)	3,719	(5,135)
(Benefit from) provision for income taxes	(44)	(1,866)	2,255	(110)
Depreciation and amortization	6,682	6,431	26,986	18,531
Other expense	398	348	704	745
Stock-based compensation expense	10,752	14,689	48,711	51,780
Acquisition-related costs	(2,044)	12,526	(25,416)	29,176
Asset impairments	4,745	—	8,552	—
Strategic transaction costs	813	—	1,811	—
Payroll tax contingencies	2,105	—	2,105	—
Adjusted EBITDA	$29,029	$24,558	$107,298	$67,039

GAAP net income (loss) as a percentage of revenue	3.8%	(6.4%)	8.5%	(6.6%)
Adjusted EBITDA margin	25.9%	21.7%	24.0%	15.9%

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended January 31,
	2026	2025
GAAP net income (loss)	$4,214	$(7,275)
Plus: Stock-based compensation expense	10,752	14,689
(Less) Plus: Acquisition-related costs	(2,044)	12,526
Plus: Amortization of acquired intangibles	4,033	3,633
Less: Tax adjustment (1)	(6,311)	(7,293)
Plus: Asset impairments	4,745	—
Plus: Strategic transaction costs	813	—
Plus: Payroll tax contingencies	2,105	—
Non-GAAP net income	$18,307	$16,280
GAAP net income (loss) as a percentage of revenue	3.8%	(6.4%)
Non-GAAP net income as a percentage of revenue	16.3%	14.4%

GAAP net income (loss) per share attributable to common stockholders, basic	$0.03	$(0.06)
Non-GAAP net income per share attributable to common stockholders, basic	$0.15	$0.13

GAAP net income (loss) per share attributable to common stockholders, diluted	$0.01	$(0.06)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.14	$0.12

Weighted-average number of shares used in computing GAAP net income (loss) per share attributable to common stockholders
Basic	122,666,158	127,394,090
Diluted	128,757,868	127,394,090
Weighted-average number of shares used in computing non-GAAP net income per share attributable to common stockholders
Basic	122,666,158	127,394,090
Diluted	128,757,868	131,545,724

(1)    For the fourth quarter of fiscal 2026 we utilized projected tax rate of 25.5% in our computation of the non-GAAP income tax provision.

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Fiscal year ended January 31,
	2026	2025
GAAP net income (loss)	$37,871	$(27,948)
Plus: Stock-based compensation expense	48,711	51,780
(Less) Plus: Acquisition-related costs	(25,416)	29,176
Plus: Amortization of acquired intangibles	16,240	7,097
Less: Tax adjustment (1)	(21,238)	(15,109)
Plus: Asset impairments	8,552	—
Plus: Strategic transaction costs	1,811	—
Plus: Payroll tax contingencies	2,105	—
Non-GAAP net income	$68,636	$44,996
GAAP net income (loss) as a percentage of revenue	8.5%	(6.6%)
Non-GAAP net income as a percentage of revenue	15.4%	10.7%

GAAP net income (loss) per share attributable to common stockholders, basic	$0.31	$(0.22)
Non-GAAP net income per share attributable to common stockholders, basic	$0.56	$0.35

GAAP net income (loss) per share attributable to common stockholders, diluted	$0.07	$(0.22)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.53	$0.35

Weighted-average number of shares used in computing GAAP net income (loss) per share attributable to common stockholders
Basic	123,563,958	126,850,809
Diluted	129,912,882	126,850,809
Weighted-average number of shares used in computing non-GAAP net income per share attributable to common stockholders
Basic	123,563,958	126,850,809
Diluted	130,463,810	128,969,376

(1)    For fiscal 2026 we utilized a projected tax rate of 25.5% in our computation of the non-GAAP income tax provision.

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
Free Cash Flow	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$29,535	$38,346	$55,847	$50,211
Less: Capital expenditures inclusive of capitalized software development costs	(907)	(316)	(2,557)	(2,085)
Free cash flow	$28,628	$38,030	$53,290	$48,126
Operating cash flow margin	26%	34%	13%	12%
Free cash flow margin	26%	34%	12%	11%

Note: Numbers rounded for presentation purposes and may not sum.